Exhibit 99.1

Investor Contacts:
Olga Guyette, Sr. Director-Investor Relations & Treasury	David Trenk, Manager-Investor Relations
(781) 356-9763	(203) 733-4987
olga.guyette@haemonetics.com	david.trenk@haemonetics.com

Media Contact:
Josh Gitelson, Director-Global Communications
(781) 356-9776
josh.gitelson@haemonetics.com

Haemonetics Prices Upsized Private Placement of $600 Million Convertible Senior Notes

BOSTON, MA, May 22, 2024 -- Haemonetics Corporation (“Haemonetics”) (NYSE: HAE) today announced the pricing of its offering of $600,000,000 aggregate principal amount of 2.50% Convertible Senior Notes due 2029 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $525,000,000 aggregate principal amount of notes. The offering is expected to close on May 28, 2024, subject to customary closing conditions. Haemonetics also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $100,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of Haemonetics. The notes will mature on June 1, 2029, unless earlier repurchased, redeemed or converted. Before December 1, 2028, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after December 1, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Haemonetics will settle any conversion amounts of the notes up to the $1,000 principal amount of the notes in cash, and any conversion amounts in excess of the principal amount in cash, shares of Haemonetics’ common stock or a combination thereof, at Haemonetics’ election. The initial conversion rate is 8.5385 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $117.12 per share of common stock. The initial conversion price represents a premium of approximately 30% over the last reported sale of $90.09 per share of Haemonetics’ common stock on May 22, 2024. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will not be redeemable at Haemonetics’ election before June 5, 2027. The notes will be redeemable, in whole or in part, for cash at Haemonetics’ option at any time on or after June 5, 2027 and on or before the 50th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Haemonetics’ common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then noteholders may require Haemonetics to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the applicable repurchase date.

Haemonetics estimates the net proceeds from the offering will be approximately $584.8 million (or approximately $682.3 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

Haemonetics expects to use the net proceeds from the offering to (i) pay the approximately $75.6 million (or approximately $88.2 million if the initial purchasers fully exercise their option to purchase additional notes) cost of the capped call transactions that it entered into as described below, (ii) repurchase for cash $200.0 million in aggregate principal amount of its 0.00% Convertible Senior Notes due 2026 (the “2026 notes”) in privately negotiated transactions entered into concurrently with the pricing of the notes in the offering, (iii) repay the entirety of the $230.0 million balance on the revolving credit facility pursuant to Haemonetics’ existing credit facility, and (iv) use the remainder of the proceeds for working capital and other general purposes, which may include additional repurchases of the 2026 notes from time to time following the offering, or the repayment at maturity, of the 2026 notes.

If the initial purchasers exercise their option to purchase additional notes, Haemonetics expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions and the remainder for general corporate purposes, which may include additional repurchases of the 2026 notes from time to time following the offering, or the repayment at maturity, of the 2026 notes.

In connection with the pricing of the notes, Haemonetics has entered into privately negotiated capped call transactions with the initial purchasers or their affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Haemonetics’ common stock initially underlying the notes. If the initial purchasers exercise their option to purchase additional notes, Haemonetics expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $180.18 per share, which represents a premium of approximately 100% over the last reported sale price of Haemonetics’ common stock of $90.09 per share on May 22, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce or offset the potential dilution to Haemonetics’ common stock upon any conversion of the notes and/or to offset any potential cash payments Haemonetics is required to make in excess of the principal amount of the converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Haemonetics’ common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

Haemonetics expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Haemonetics’ common stock and/or purchase shares of Haemonetics’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Haemonetics’ common stock or the notes at that time.

In addition, Haemonetics expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Haemonetics’ common stock and/or purchasing or selling Haemonetics’ common stock or other securities of Haemonetics in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Haemonetics on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by Haemonetics, in each case if Haemonetics exercises its option to terminate the relevant portion of the capped call transactions, where such termination is at the option of Haemonetics). This activity could also cause or avoid an increase or a decrease in the market price of Haemonetics’ common stock or the notes, which could affect a noteholder’s ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

Concurrently with the pricing of the notes in the offering, Haemonetics entered into privately negotiated transactions with certain holders of the 2026 notes to repurchase, for approximately $185.5 million in cash, $200.0 million aggregate principal amount of its 2026 notes on terms negotiated with each holder (each, a "note repurchase transaction"). This press release is not an offer to repurchase the 2026 notes, and the offering of the notes is not contingent upon the repurchase of the 2026 notes.

In connection with any note repurchase transaction, Haemonetics expects that holders of the 2026 notes who have agreed to have their 2026 notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying Haemonetics’ common stock and/or entering into or unwinding various derivative transactions with respect to Haemonetics’ common stock. The amount of Haemonetics’ common stock to be purchased by the hedged holders or in connection with such derivative transactions may have been substantial in relation to the historical average daily trading volume of Haemonetics’ common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Haemonetics’ common stock, including concurrently with the pricing of the notes, and may have resulted in a higher effective conversion price of the notes.

Additionally, in connection with the issuance of the 2026 notes, Haemonetics entered into capped call transactions (the “existing option transactions”) with certain financial institutions. Haemonetics does not intend to unwind or terminate any of the existing option transactions in connection with these note repurchase transactions.

The notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and unless so registered, the notes and any such shares cannot be offered or sold except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any offer or sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Haemonetics

Haemonetics is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements, including, among other things, statements regarding the completion, timing and size of the proposed offering, the terms of the notes and the capped call transactions, the expected use of proceeds, expectations regarding actions of the option counterparties and their respective affiliates, and repurchase transactions. In addition, other written or oral statements that constitute forward-looking statements may be made by Haemonetics or on its behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “may,” “target,” “project,” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements represent the current expectations of Haemonetics regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are (i) the risk that the offering will not be consummated, (ii) changes as a result of market conditions, including market interest rates, (iii) fluctuations in the trading price and volatility of Haemonetics’ common stock, (iv) the risk that the capped call transactions will not become effective with any additional sale of notes, (v) whether and on what terms Haemonetics may repurchase the remaining 2026 notes, (vi) unanticipated uses of capital, (vii) the impact of general economic, industry or political conditions in the United States or internationally and (viii) risks relating to Haemonetics’ business, including those described in Haemonetics’ Annual Report on Form 10-K for the year ended March 30, 2024 and other filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release speak only as of the date of this press release, and Haemonetics does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.